                                                                    Exhibit 99.2

          THIS PROXY IS SOLICITED ON BEHALF OF THE eFAX.COM BOARD OF
                                   DIRECTORS

                                   eFAX.COM
                        SPECIAL MEETING OF STOCKHOLDERS
                              ON _________, 2000

The undersigned stockholder of eFax.com, a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, each dated ________, 2000, and the eFax.com Annual Report on Form 10-K for the year ended January 1, 2000 and the eFax.com Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2000 and hereby appoints Michael M. Crandell and Todd J. Kenck, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the Special Meeting of Stockholders of eFax.com to be held on _______, 2000 at 10:00 a.m. local time, the Hollywood Roosevelt Hotel, 7000 Hollywood Boulevard, Los Angeles, California 90028, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE APPROVAL OF THE MERGER AGREEMENT AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
               (Continued and to be signed on the reverse side)

                                                                       Company #
                                                                       Control #

THERE ARE THREE WAYS TO VOTE YOUR SHARES

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD

VOTE BY PHONE -- TOLL FREE - 1-800-____-___
-- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until [12:00 p.m.], _______ time, on ________, 2000. [the day prior to the Special Meeting]
-- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
--   Follow the simple instructions the voice will provide to you.

VOTE BY INTERNET - HTTP://WWW.________
-- Use the Internet to vote your shares 24 hours a day, 7 days a week until [12:00 p.m.], _______ time, on ________, 2000. [the day prior to the
     Special Meeting]
-- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic proxy.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to ______________________.

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD
                              Please detach here

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1

[x]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1. To adopt the Agreement and Plan of Merger, dated as of July 13, 2000, among eFax.com, JFAX.COM, Inc. and JFAX.COM Merger Sub, Inc., a wholly-owned subsidiary of JFAX.COM, pursuant to which JFAX.COM Merger Sub will merge with and into eFax.com.

                []  FOR    []  WITHHELD    []  ABSTAIN

2. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

                []  FOR    []  WITHHELD    []  ABSTAIN

[] Mark here for address change and note at left.

Signature(s):__________________________________________  Date:______________
Note: This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, each person should sign.

                                       3